EXHIBIT 10.23

LIST OF SIGNIFICANT SUBSIDIARIES OF PETVIVO HOLDINGS, INC.

	Entity Name	State of Incorporation	DBA
1.	PetVivo, Inc.	Minnesota	N/A
2.	Gel-Del Technologies, Inc.	Minnesota	N/A
3.	Cosmeta Corp (a subsidiary of Gel-Del Technologies, Inc.)	Minnesota	N/A